FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT

            This Agreement is made and entered into as of the 1st day of January 1997 between GKN Securities Corp. ("GKN" or the "Consultant") and American Medical Alert Corporation (the "Company").

            In consideration of the mutual promises made herein and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render consulting advice to the Company as an investment banker relating to financial and similar matters upon the terms and conditions set forth herein.

            2. This Agreement shall commence as of January 1, 1997 and continue for a term of twelve (12) months.

            3. During the term of this Agreement, Consultant shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of Consultant's advice is not readily quantifiable, and that although Consultant shall be obligated to render advice contemplated by this agreement upon the reasonable request of the Company, in good faith, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

                  A.   Disseminating   information  about  the  Company  to  the
            investment community at large;

                  B. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

                  C. Assisting in the Company's financial public relations;

                  D. Arranging,  on behalf of the Company, at appropriate times, meetings with securities analysts;

                  E. Rendering advice with regard to internal operations, including:

                        1.    the   formation  of  corporate   goals  and  their
                              implementation;


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                        2.    the   Company's   financial   structure   and  its
                              divisions or subsidiaries;

                        3.    securing,  when  and if  necessary  and  possible,
                              additional    financing   through   banks   and/or
                              insurance companies; and

                        4.    corporate organization and personnel; and

                  F. Rendering advice with regard to any of the following corporate finance

                        1.    changes in the capitalization of the Company;

                        2.    changes in the Company's corporate structure;

                        3. redistribution of shareholdings of the Company's stock;

                        4.    offerings of securities in public transactions;

                        5.    sales of securities in private transactions;

                        6.    alternative uses of corporate assets;

                        7.    structure and use of debt; and

                        8. sales of stock by insiders pursuant to Rule 144 or otherwise.

            In addition to the foregoing, Consultant agrees to furnish advice to the Company in connection with (i) the acquisition and/or merger of or with companies, divestiture or any other similar transaction, or the sale of the Company itself (or any significant percentage), or any material portion of its assets, or any wholly or partially owned subsidiaries thereof (hereinafter referred to as a "Transaction"), and (ii) bank financings or any other financing from financial institutions, including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings (hereinafter referred to as a "Bank Financing").

            Consultant shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon by Consultant and the Company.

            4. In consideration for the services rendered by Consultant to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 5 hereof), the Company shall compensate Consultant as follows:

                        (a) The Company shall pay GKN an annual fee of $30,000 in monthly installments of $2,500, the first payment due upon the execution of this Agreement.



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                        (b) Upon  execution  of this  Agreement,  the Company is
issuing to GKN (or its designees) 50,000 warrants exercisable for a period of four years commencing one year from the date hereof at an exercise price of $4.50 per share ("Warrants"). GKN and its designees shall have unlimited "piggy bank" rights at the Company's cost. The Warrants will be evidenced by a warrant agreement(s) in the form of Exhibit A hereto.

            5. In addition to the above,

                        (a) In the event that any Transaction consummated by the Company is originated by Consultant during the term of this Agreement, the Company shall pay fees to Consultant as follows:


Consideration                          Fee
-------------                          ---
$        -0- to $500,000               Minimum fee of $25,000
$  500,000 to $5,000,000               5% of Consideration
$      5,000,000 or more               $250,000 plus 2-1/2% of the
                                       Consideration in excess of $5,000,000

            If the Company identifies the other party to such a Transaction during the term of this Agreement, the Company shall pay fees to Consultant to be mutually agreed upon, but in any event not less than $25,000.

            For the purposes of this Agreement, "Consideration" shall mean the total market value on the day of closing of the Transaction of stock, cash, assets and all other property (real or personal) exchanged or received or paid, directly or indirectly, by the Company or any of its security holders in connection with any Transaction, including without limitation any amounts paid by the Company or any person or entity to holders of warrants, stock purchase rights, straight or convertible securities of the Company or any affiliate thereof, options or stock appreciation rights issued by the Company or any affiliate thereof, whether or not vested, and to holders of any other securities of any kind whatsoever of the Company, or pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; provided, however, that Consideration shall not include that portion of the monies paid under any employment or consulting agreement or covenant not to compete which represents the fair market value of the services to be so provided thereunder. Any co-broker retained by Consultant shall be paid by Consultant.

                        (b) In the event Consultant originates a Bank Financing, the Company and Consultant will mutually agree on a satisfactory fee and the terms of payment of such fee.

                        (c) In the event Consultant directly or indirectly introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company agrees to pay a fee of two percent (2%) of net cash revenues generated directly from this introduction during the first two years following the date of the first sale, or such other


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compensation as shall be mutually agreed to.  Commission  payments shall be paid on the 15th day of each month following the receipt of customers' payment. In the event any adjustments are made to the total sales after the commissions has been paid, the Company shall be entitled to an appropriate refund or credit against future payments due under this Agreement.

                        (d) If Consultant acts as an underwriter or placement agent in the sale or distribution of securities by the Company to the public or in a private transaction, Consultant shall receive, as compensation for services rendered, such compensation as may be agreed upon by the Company and the Consultant.

                        (e) In the event the Company engages the Consultant to act as its agent for the solicitation of the exercise of its outstanding Warrants, the Company will, subject to the rules and regulations of the NASD, pay GKN a commission equal to 5% of the exercise price for each Warrant exercise if the exercise was solicited by GKN. The Company and GKN may enter into a more formal warrant solicitation agreement if both determine it is necessary to do so.

                        (f) Fees and expenses payable to Consultant with regard to fairness opinions and valuations will be determined by mutual agreement at such time as the nature and terms of such financing are affirmed.

            All fees to be paid pursuant to this Agreement, except as otherwise specified, are due and payable to Consultant in cash at the closing or closings of any transaction specified in Paragraph 5 hereof, except when the Company has not actually received the Consideration (i.e., payment is deferred because of the terms of a note, or is not paid because of a contingency or earnout), in which case the Consultant shall be paid when and if the Company is paid. In the event that this Agreement shall not be renewed or if it is terminated for any reason, then notwithstanding any such non-renewal or termination, Consultant shall be entitled to a full fee (payable in accordance with the preceding sentence) as provided under Paragraph 5 hereof, for any transaction for which the discussions or introductions were initiated during the term of this Agreement and which was consummated within 12 months of the termination of this Agreement.

            6. In addition to the fees payable hereunder, and regardless whether any transaction set forth in Paragraph 5 hereof is proposed or consummated, the Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement; provided, however, that Consultant shall incur no expense in excess of $250 without Company's consent.

            7. (a) The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with the Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or purpose, nor may the Company make any public references to the Consultant or use any of Consultant's names in any annual reports or any other reports or releases of the Company without Consultant's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Company man, to the extent counsel


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advises  it that it is  legally  required  to do so,  disclose  GKN's name and a description of this Agreement in the Company's press releases and governmental filings.

                        (b) The Company acknowledges that Consultant makes no commitment whatsoever as to making a market in the Company's securities or to recommending or advising its clients to purchase the Company's securities. Research reports or corporate finance reports ("Reports") that may be prepared by Consultant will, when and if prepared, be done solely on the merits or judgment of analysis of Consultant or any senior corporate finance or research personnel of Consultant. Any such Reports will be delivered to the Company before public dissemination. The Company will be given an opportunity to correct any errors in such Reports.

            8. Consultant will hold in confidence any confidential information which the Company provides to Consultant pursuant to this Agreement and will return all such confidential information promptly after the Company's request for same. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant;
(ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; (iv) which is required to be disclosed by Consultant by laws, rules or regulators. If Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. This paragraph shall survive termination of this Agreement.

            9. The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or resist Consultant in conducting such business with respect to others, or in rendering such advice to others. Notwithstanding the foregoing, if GKN is engaged in any capacity by a company whose primary business is providing personal emergency response systems services ("Competitor"), GKN will promptly notify the Company of such engagement and the Company shall have the right to terminate this Agreement upon five days notice to GKN ("Competitive Termination"). GKN represents and warrants that, as of the date hereof, it has not been engaged by (nor entered into discussions with respect to such engagement with) any Competitor.

            10. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

            11. The Company agrees to indemnify and hold harmless GKN, its employees, agents, representatives and controlling persons (and the officers, directors, employees, agents,


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representatives  and  controlling  persons of each of them) from and against any and all losses, claims, damages, liabilities, reasonable costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any reasonable legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, reasonable attorney fees and the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which GKN is a party), as and when incurred, directly or indirectly caused by, relating to, based upon or arising out of GKN's services pursuant to this Agreement so long as GKN shall not have engaged in intentional or willful misconduct, or shall have acted grossly negligent ("GKN Acts"), in connection with the services provided which form the basis of the claim for indemnification. GKN agrees to indemnify and hold harmless the Company from all GKN Acts on the same terms as the Company's indemnification of GKN. This paragraph shall survive the termination of this Agreement.

            12. Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

                        (a) This Agreement between the Company and Consultant constitutes the entire agreement between the parties with respect to the subject matter hereof.

                        (b) No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

                        (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

                        (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original documents.

                        (e) In the event of any dispute under this Agreement, then and in such event, each party hereto agrees that the same shall be submitted to the American Arbitration Association in the City of New York, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the Association may be entered as judgement of the Courts or the State of New York, and shall be enforceable as such.

                        (f) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.



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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

GKN SECURITIES CORP.                     AMERICAN MEDICAL ALERT CORP.


By: /S/LESTER ROSENKRANTZ                By: /S/HOWARD M. SIEGEL
   ----------------------------             ----------------------------
   Lester Rosenkrantz                       Howard M. Siegel
   Executive Vice President                 Chairman and Chief Executive Officer